UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2024, Vertex Refining Alabama LLC (“Vertex Refining”), a wholly-owned subsidiary of Vertex Energy, Inc. (the “Company”, “we” and “us”), the Company, substantially all of the subsidiaries of the Company (the “Subsidiary Guarantors”), Cantor Fitzgerald Securities, as administrative agent and collateral agent (the “Agent”) under the Loan Agreement (defined below), and the lenders party to the Loan Agreement (defined below) (the “Lenders”), entered into a Limited Consent (the “Lender Limited Consent”), in connection with that certain Loan and Security Agreement, dated as of April 1, 2022, between Vertex Refining, the Company, the Subsidiary Guarantors, the Agent and the Lenders (as amended from time to time, the “Loan Agreement”). Pursuant to the Lender Limited Consent, the Lenders provided a limited consent to allow the Company, Vertex Refining and the Subsidiary Guarantors, collectively, to have unrestricted cash of less than $25 million, but not less than $15 million, in each case, for any period of not more than three consecutive business days prior to June 21, 2024.

Also on June 18, 2024, Vertex Refining and Macquarie Energy North America Trading Inc. (“Macquarie”), entered into a Second Limited Consent (the “Macquarie Limited Consent”), in connection with that certain Supply and Offtake Agreement, dated as of April 1, 2022, between Vertex Refining and Macquarie (as amended from time to time, the “Supply and Offtake Agreement”). Pursuant to the Macquarie Limited Consent, Macquarie provided a limited consent to allow Vertex Refining to have unrestricted cash of less than $25 million, but not less than $15 million, for any period of not more than three consecutive business days, without triggering an event of default under the Supply and Offtake Agreement, through June 21, 2024. The Macquarie Limited Consent also provides that it would be a breach of the Supply and Offtake Agreement if unrestricted cash is less than $25 million as of June 21, 2024.

The foregoing description of the Macquarie Limited Consent and the Lender Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Macquarie Limited Consent and the Lender Limited Consent, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated into this Item 1.01 by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Limited Consent, dated June 18, 2024, by and among Vertex Refining Alabama LLC, Vertex Energy, Inc., the subsidiaries of Vertex Energy, Inc. party thereto, Cantor Fitzgerald Securities, as agent under the Loan Agreement and the Lenders party thereto
10.2*	Limited Consent, dated June 18, 2024, between Vertex Refining Alabama LLC and Macquarie Energy North America Trading Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 20, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer